Exhibit 10.10

AGREEMENT AND GENERAL RELEASE

This Agreement and General Release (hereinafter the “Agreement”) is offered to John Owen (the “Executive”) this 22nd day of January, 2007 by JetBlue Airways Corporation (the “Company”).

WHEREAS, the Executive desires to resign his employment with the Company as Executive Vice President and as trustee of the JetBlue Airways Corporation Retirement Plan on March 6, 2007 (the “Resignation Date”), whereon Executive’s Employment Agreement, dated November 28, 1998 (“Employment Agreement”), shall terminate; and

WHEREAS, the Company desires to retain the Executive as a Senior Advisor through December 31, 2008 (“Separation Date”).

NOW THEREFORE, in consideration of the mutual covenants and conditions set forth below, and intending to be legally bound thereby, the Company and the Executive covenant and agree as follows:

1. Resignation. The Executive agrees to resign his employment with the Company as Executive Vice President of Supply Chain and IT and as trustee of the JetBlue Airways Corporation Retirement Plan by executing the resignation letter attached as Appendix A hereto, at which time his Employment Agreement shall terminate; provided, however, any continuing obligations set forth in that Employment Agreement, including, but not limited to, Section 5, Confidential Information and Covenant Not to Compete, shall survive.

2. Payment and Benefits. In consideration for the Executive’s obligations herein, the Company shall provide the following payments and benefits:

a. Payment. The Executive shall continue to receive his Base Salary, as set forth in his Employment Agreement, less all applicable withholdings and deductions, from the Resignation Date through December 31, 2008 (the “Advisory Role”). During the Advisory Role, Executive shall continue to be employed by the Company with duties to be mutually agreed upon by the parties. At the end of the Advisory Role, the Executive shall receive a lump sum payment of One Hundred and Fifty Thousand Dollars and No Cents ($150,000.00) subject to the Executive executing the Updated General Release attached as Appendix B to this Agreement (the “Lump Sum Payment”). Such Lump Sum Payment shall be made within 15 business days of the Executive’s execution of the Updated General Release attached as Appendix B.

b. Bonus. The Company shall pay Executive a bonus payment for 2006 of Seventy Five Thousand Dollars ($75,000) as set forth in Section 2.3 of his Employment Agreement. The bonus will be paid on or around March 15, 2007. The Executive specifically acknowledges and agrees that his employment during the Advisory Role will not be bonus eligible.

c. Profit Sharing. Executive will continue to receive profit sharing, if paid by the Company, for 2006, 2007 and 2008, to be paid in March 2007, 2008 and 2009 consecutively, into the Executive’s retirement plan.

d. 401k. The Company shall continue to make 401K matching contributions on behalf of the Executive during the Advisory Role.

e. Stock Options. Executive’s current stock options will continue to vest pursuant to the JetBlue Airways Corporation Stock Option Plan during the Advisory Role; however, Executive shall not be eligible to receive any additional option grants as of March 6, 2007.

f. Benefits. The Company agrees to continue the Executive’s existing medical and dental benefits through the Advisory Role, subject to the terms and conditions of the plans. At the termination of the Advisory Role, the Company agrees to pay the Executive’s COBRA premiums, on a monthly basis, for a period of 18 months, subject to the Executive executing the Updated Release Attached as Appendix B to this Agreement.

g. Flight Benefits. The Executive and his immediate family shall be eligible for unlimited positive space flight benefits for the life of the Executive on JetBlue, subject to the other terms and conditions of the Company’s pass travel programs.

3. No Other Payment or Benefits. Except for the payments and benefits provided for in Paragraph 2 of this Agreement, and those accrued but unused benefits to which the Executive is entitled, the Executive hereby acknowledges and agrees that the Executive is not entitled to any other compensation or benefits of any kind from the Company, including, but not limited to, any claims for salary, bonuses, severance, or any other payments or benefits whatsoever under any Company plan or program.

4. Release. In consideration of the obligations of the Company herein, specifically some of the payment and benefits described in Paragraph 2 of this Agreement, some of which the Executive acknowledges that the Executive is not otherwise entitled, the Executive hereby fully and forever unconditionally releases and discharges the Company and all of its past or present officers, directors, employees, insurers, agents, subsidiaries, successors and assigns (hereinafter referred to collectively as the “Releasees”), from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims and demands whatsoever which the Executive, the Executive’s heirs, executors, administrators and assigns has, or may hereafter have against the Releasees arising out of or by reason of any cause, matter or thing whatsoever occurring on or before the Effective Date of this Agreement, including, but without limitation to, any or all matters relating to the Executive’s employment by the Company and the separation thereof, the Executive’s benefits, and all matters arising under any international, federal, state, or local statute, rule or regulation or principle of contract law or common law, in law or in equity, including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, all as amended, and any other federal, state or local laws regarding employment discrimination, excepting only claims for worker’s compensation, unemployment compensation and rights under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”). The Executive does not waive or release any rights arising after the Effective Date of this Agreement. Nothing in this Agreement and Release shall be construed to prevent Executive from filing a charge with, or participating in an investigation conducted by, the U.S. EEOC or applicable state agency, to the extent required or permitted by law or to prevent any challenge by the Executive to the waiver and release of any claim under the ADEA.

5. Non-Compete. The parties agree that during the Advisory Role, if the Executive engages in Competitive Activity, which shall be defined as directly or indirectly owning, managing, operating, joining, controlling or participating in the ownership, management, operation or control of, or be employed by, any of the following air carriers:  American Airlines, Delta Air Lines, US Airways, Northwest Airlines, United Air Lines, Continental Airlines, Southwest Airlines, Airtran Airways, Frontier Airlines, Spirit Airlines, Skybus and Virgin America (the “Competitive Airlines”), prior to May 1, 2007, the Advisory Role shall terminate, the Company’s obligation to make and/or continue future Payments and Benefits as set forth in Paragraph 2(a), (b), (c), (d) and (f) of this Agreement shall terminate, and the Executive shall be required to repay to the Company any Payments and Benefits paid to him pursuant to Paragraph 2(a), (b), (c), (d) and (f) of this Agreement within 3 business days of him engaging in the Competitive Activity. Should the Executive engage in Competitive Activity during the Advisory Role after May 1, 2007, the Advisory Role shall terminate on the date he engages in Competitive Activity and the Company’s obligation to make and/or continue future Payments and Benefits as set forth in Paragraph 2(a), (c), (d) and (f) of this Agreement shall terminate on the date he engages in Competitive Activity; except, however, the Lump Sum Payment set forth in Paragraph 2(a) shall be reduced to Seventy Five Thousand Dollars and No Cents ($75,000.00) and will be payable as set forth in Paragraph 2. The Executive must notify Vincent Stabile, Senior Vice President, People within 5 business days of engaging in Competitive Activity.  Subject to the terms herein, during the Advisory Role, the Executive shall not be precluded from working for any airline consulting firms (provided that the Executive may not be placed at a Competitive Airline or directly or indirectly perform full time duties for a Competitive Airline), freight carriers, airline investment banking firms, regional airlines, manufacturers, air taxi services, fractional jet operators, foreign airlines, and other similar companies.

6. Company Property. The Executive shall retain use of all Company property in the Executive’s possession during the Advisory Role. At the end of the Advisory Role the Executive shall return all Company property; provided, however, the Executive may purchase his laptop computer and cell phone at the book value of those items. The Executive represents and warrants that he will remove any and all confidential information regarding the Company and its subsidiaries from his laptop computer. After giving effect to the return of the property discussed above, the Executive represents and warrants that the Executive has no Company records or copies of records or correspondence or copies of correspondence, other than non-confidential documents relating to the Executive’s own employment by the Company.

7. Non-Disparagement. For a period of five years following the Resignation Date, the Executive agrees that the Executive will not publish or communicate to any person or entity Disparaging (as defined herein) remarks, comments or statements concerning the Releasees. For a period of five years following the Resignation Date, the Company and its Officers shall not publish or communicate to any person or entity any Disparaging remarks comments or statements concerning the Executive. “Disparaging” remarks, comments, or statements are those that impugn the character, honesty, integrity, morality, or business acumen or abilities in connection with any aspect of the operation of the Company’s business or the Executive.

8. Protection of Confidential Information. The Executive hereby acknowledges that Executive remains subject to and agrees to abide by any and all existing duties and obligations respecting confidential and/or proprietary information of the Company.

9. Non-Assignment of Rights. Executive warrants that the Executive has not assigned or transferred any right or claim described in the general release given in Paragraph 4 above.

10. Voluntary and Knowing. The Executive represents and warrants that the Executive fully understands the terms of this Agreement and that the Executive knowingly and voluntarily, of the Executive’s own free will without any duress, being fully informed, after due deliberation and after consultation with the Executive’s own counsel, accepts its terms and signs the same as the Executive’s own free act.

11. Revocation Period and Effective Date. Executive acknowledges that the Company has provided the Executive the opportunity to review and consider this Agreement for at least twenty-one (21) days from the date the Company provided the Executive this Agreement. Executive represents that he was advised by the Company to review this Agreement with an attorney before signing. If Executive executes this Agreement prior to the expiration of twenty-one (21) days from the date the Company provided the Executive with this Agreement, the Executive voluntarily and knowingly waives any right the Executive may have, prior to signing this Agreement, to additional time within which to consider the Agreement. The Executive may revoke this Agreement within seven (7) days after he executes this Agreement by providing written notification of the intended revocation to Vincent Stabile, Senior Vice President, People, at the Company. This Agreement becomes effective on the eighth day after it is executed by both parties, provided that it is not revoked by the Executive prior to that date (the “Effective Date”).

12. No Exit Incentive. The payments provided under this Agreement are not offered in connection with any specific exit incentive or other employment termination program.

13. Governing Law. This Agreement shall be governed in all respects, whether as to validity, construction, capacity, and performance or otherwise by the laws of the State of Connecticut.

14. Entire Agreement. This Agreement constitutes the sole and entire agreement between the Company and the Executive and supersedes any and all understandings and agreements made prior hereto, if any.

15. Modification. No provision of this Agreement shall be amended, waived or modified except by an instrument in writing signed by the parties hereto.

16. Counterparts. This Agreement may be executed in counterparts, both of which together shall constitute the original agreement. This Agreement may also be executed by facsimile signature.

17. No Admission of Liability. It is understood and agreed that the execution of this Agreement by the Company is not to be construed as an admission of any liability on its part to Executive other than to comply with the terms of this Agreement.

ACCEPTED AND AGREED:

Date: March 6, 2007

/s/ JOHN OWEN	JETBLUE AIRWAYS CORPORATION

/s/ VINCENT STABILE
	By:	Vincent Stabile
	Title:	Senior Vice President, People

APPENDIX A

Vincent Stabile

Senior Vice President, People

JetBlue Airways Corporation

118-29 Queens Blvd.

Forest Hills, NY 11375

Dear Vinny,

Effective March 6, 2007, I hereby resign my position as Executive Vice President of Supply Chain and IT, as well as my position as trustee of the JetBlue Airways Corporation Retirement Plan.

Sincerely,

/s/ JOHN OWEN
John Owen

APPENDIX B

UPDATED RELEASE

This Updated General Release (hereinafter the “Release “) is dated this ___ day of January, 2009__).

WHEREAS, the Executive and the Company entered into an Agreement and General Release in March, 2007 (the “2007 Agreement”) whereby Executive resigned his employment with the Company as Executive Vice President and became employed as a Senior Advisor through December 31, 2008; and

WHEREAS, the Executive desires to resign from his position as a Senior Advisor and terminate his employment with the Company.

1. Release. Therefore, in consideration of the obligations of the Company set forth in the 2007 Agreement, to which the Executive acknowledges that the Executive is not otherwise entitled, the Executive hereby fully and forever unconditionally releases and discharges the Company and all of its past or present officers, directors, employees, insurers, agents, subsidiaries, successors and assigns (hereinafter referred to collectively as the “Releasees”), from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims and demands whatsoever which the Executive, the Executive’s heirs, executors, administrators and assigns has, or may hereafter have against the Releasees arising out of or by reason of any cause, matter or thing whatsoever occurring on or before the Effective Date of this Agreement, including, but without limitation to, any or all matters relating to the Executive’s employment by the Company and the termination thereof, the Executive’s benefits, and all matters arising under any international, federal, state, or local statute, rule or regulation or principle of contract law or common law, in law or in equity, including, but not limited to, claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, all as amended, and any other federal, state or local laws regarding employment discrimination, excepting only claims for worker’s compensation, unemployment compensation and rights under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”) and the obligations set forth in the 2007 Agreement. The Executive does not waive or release any rights arising after the Effective Date of this Release. Nothing in this Release shall be construed to prevent Executive from filing a charge with, or participating in an investigation conducted by, the U.S. EEOC or applicable state agency, to the extent required or permitted by law or to prevent any challenge by the Executive to the waiver and release of any claim under the ADEA.

2. Revocation Period and Effective Date. Executive acknowledges that the Company has provided the Executive the opportunity to review and consider this Updated General Release Agreement for at least twenty-one (21) days from the date the Company provided the Executive this Release. Executive represents that he was advised by the Company to review this Release with an attorney before signing. If Executive executes this Release prior to the expiration of twenty-one (21) days from the date the Company provided the Executive with this Release, the Executive voluntarily and knowingly waives any right the Executive may have, prior to signing this Release, to additional time within which to consider the Release. The Executive may revoke this Release within seven (7) days after he executes this Release by providing written notification of the intended revocation to Vincent Stabile, Senior Vice President, People, at the Company. This Release becomes effective on the eighth day after it is executed by both parties, provided that it is not revoked by the Executive prior to that date (the “Effective Date”).

ACCEPTED AND AGREED:

Date: March 6, 2007

JOHN OWEN	JETBLUE AIRWAYS CORPORATION

/s/ JOHN OWEN	/s/ VINCENT STABILE
	By:	Vincent Stabile
	Title:	Senior Vice President, People